UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2023

MICT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-35850	27-0016420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 225-0190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MICT	The Nasdaq Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Yehezkel (Chezy) Ofir

On February 7, 2023, Yehezkel (Chezy) Ofir tendered his resignation to the board of directors (the “Board”) of MICT, Inc. (the “Company”), effective immediately. The reason for Mr. Ofir’s resignation is to comply with the terms of the Amended Agreement and Plan of Merger with Tingo, Inc. and Tingo Mobile Limited (“Tingo”), where it was agreed the Board would be comprised of four of the existing directors of MICT and two new directors nominated by Tingo, Inc. and not in connection with any disagreements with the Company on any matter.

Executive Officer and Board Grants

On February 5, 2023, the Company issued, pursuant to the Company’s 2020 Equity Incentive Plan (“Plan”), the following amounts of the Company’s common stock to officers and directors.

Kevin Chen	200,000
John Scott	110,000
Sir David Trippier	60,000
Kenneth Denos	45,000
John Brown	45,000
Robert Benton	60,000
Darren Mercer	3,200,000
Moran Amran	200,000

These awards were granted by the Board in recognition of the critical role played by the recipients in the completion of the acquisition of Tingo Mobile Limited (“Tingo”) and the continued growth of MICT and Tingo, and in connection with the increase in authorized shares under the Plan at the Company’s Annual Meeting of Stockholders..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

	By:	/s/ Darren Mercer
	Name:	Darren Mercer
	Title:	Chief Executive Officer

Dated: February 9, 2023

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